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                                 EXHIBIT 21.01

                           CONSOLIDATED PRODUCTS, INC.


                                                        State of
         Wholly-owned Subsidiaries                 Incorporation
     -------------------------------------         -------------
     Steak n Shake, Inc.                              Indiana

     SNSTM, Inc. *                                    Delaware

     Consolidated Specialty Restaurants, Inc.         Indiana

     SNS Investment Company                           Indiana


* Wholly owned subsidiary of Steak n Shake, Inc.


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